                                                                     EXHIBIT 5.1



                               January 23, 2001



Alberto-Culver Company
2525 Armitage Avenue
Melrose Park, Illinois 60160

Ladies and Gentlemen:

                      Registration Statement on Form S-3

     I have represented Alberto-Culver Company, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "registration statement") filed under the Securities Act of 1933 for the purpose of registering $300,000,000 principal amount of the Company's debt securities (the "Debt Securities") to be issued under an indenture (the "Indenture") between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee, Class A Common Stock, $.22 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.22 par value per share (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock").

     In my opinion, (i) when the Debt Securities have been duly authorized, executed, authenticated and delivered against payment therefor in accordance with the terms of the Indenture, the Debt Securities will be validly issued and will be legally binding obligations of the Company and (ii) upon the authorization of issuance of the Common Stock and the execution, issuance and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid and nonassessable; except in the case of the Debt Securities, the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     I consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                              Very truly yours,



                              /s/ Gary P. Schmidt
                              Gary P. Schmidt, Esq.